UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2015 (May 6, 2015)

_________________________________________________________
Triangle Capital Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Glenwood Avenue, Suite 530, Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (919) 719-4770
Not Applicable
(Former name or former address, if changed since last report.)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On May 4, 2015, Triangle Capital Corporation (the “Company”) entered into a third amended and restated senior secured credit facility (the “Credit Facility”) with Branch Banking and Trust Company (“BB&T”), as Administrative Agent, ING Capital LLC (“ING”), as Multicurrency Agent, and BB&T, ING, Fifth Third Bank, Morgan Stanley Bank, N.A., Bank of North Carolina, EverBank Commercial Finance, Inc., First Tennessee Bank National Association, NewBridge Bank, Yadkin Bank, CommunityOne Bank, NA, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust, collectively as lenders. The initial commitment for the Credit Facility is $300.0 million, and the Credit Facility replaces the Company's existing $165.0 million senior secured credit facility. The Credit Facility has an accordion feature that allows for an increase in the total borrowing size up to $350.0 million, subject to certain conditions and the satisfaction of specified financial covenants, and allows the Company to borrow foreign currencies directly under the Credit Facility. The Credit Facility, which is structured to operate like a revolving credit facility, is secured primarily by the Company's assets, excluding the assets of the Company’s wholly-owned SBIC subsidiaries. The revolving period of the Credit Facility ends May 3, 2019, followed by a one-year amortization period with a final maturity date of May 3, 2020.
Borrowings under the Credit Facility bear interest, subject to the Company's election, on a per annum basis equal to (i) the applicable base rate plus 1.75% (or, after one year, 1.50% if the Company receives an investment grade credit rating), (ii) the applicable LIBOR rate plus 2.75% (or, after one year, 2.50% if the Company receives an investment grade credit rating), or (iii) for borrowings denominated in Canadian dollars, the applicable Canadian Dealer Offered Rate plus 2.75% (or, after one year, 2.50% if the Company receives an investment grade credit rating). The applicable base rate is equal to the greater of (i) the prime rate, (ii) the federal funds rate plus 0.5%, or (iii) the adjusted one-month LIBOR plus 2.0%. The applicable LIBOR rate depends on the term of the draw under the Credit Facility. The Company pays a commitment fee of 1.00% per annum on undrawn amounts if the used portion of the facility is less than or equal to 25.0% of total commitments, or 0.375% per annum on undrawn amounts if the used portion of the facility is greater than 25.0% of total commitments.
The Credit Facility contains certain affirmative and negative covenants, including but not limited to (i) maintaining a minimum interest coverage ratio, (ii) maintaining minimum consolidated tangible net worth, (iii) maintaining a minimum asset coverage ratio and (iv) maintaining the Company's status as a regulated investment company and as a business development company. The Credit Facility also contains customary events of default with customary cure and notice provisions, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy, change of control, and material adverse effect. The Credit Facility also permits the Administrative Agent to select an independent third party valuation firm to determine valuations of certain portfolio investments for purposes of borrowing base provisions. In connection with the Credit Facility, the Company also entered into new collateral documents.
BB&T, Morgan Stanley Bank, N.A., Raymond James Bank, N.A., Stifel Bank & Trust and other lenders under the Amended Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.
The above summary is not complete and is qualified in its entirety to the full text of the Amended Facility, which is filed herewith and incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition.
On May 6, 2015, Triangle Capital Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in these Items 2.02 and 7.01 of Form 8-K, and Exhibit 99.1 attached hereto, are being furnished by the Company in satisfaction of the public disclosure requirements of Regulation FD and Item 2.02 of Form 8-K, insofar as they disclose historical information regarding the Company’s results of operations or financial condition as of and for the quarter ended March 31, 2015.
In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in these Items 2.02 and 7.01, and Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated into this Item 2.03.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Following are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:
Proposal 1 - Election of Directors
The following individuals, constituting all of the nominees named in the Company's Proxy Statement, were elected as directors to serve until the 2016 annual meeting of stockholders and until their successors have been duly elected and qualified. The following votes were taken in connection with this proposal:

Director	For	Against	Abstain
Garland S. Tucker, III	18,077,496	439,128	476,551
E. Ashton Poole	18,070,018	432,907	490,248
Brent P.W. Burgess	18,082,266	431,785	479,122
Steven C. Lilly	17,613,019	887,754	492,400
W. McComb Dunwoody	18,082,152	429,291	481,729
Mark M. Gambill	18,126,988	384,088	482,096
Benjamin S. Goldstein	17,633,700	880,387	479,086
Simon B. Rich, Jr.	18,106,135	405,797	481,240
Sherwood H. Smith, Jr.	18,053,631	452,622	486,921
Proposal 2 - Approval to Sell Securities Below Net Asset Value
A proposal to authorize the Company, pursuant to approval of its Board of Directors, to sell shares of its common stock or warrants, options or rights to acquire common stock during the next year at a price below the Company's then current net asset value per share was approved. The following votes were taken in connection with this proposal:

For	Against	Abstain
15,884,541	2,568,840	539,784

This proposal was also approved by the Company's non-affiliated stockholders by a vote of 13,985,509 shares for, 2,568,840 shares against and 539,784 shares abstained. The number of votes cast in favor of this proposal represents a majority of outstanding voting securities of the Company and a majority of outstanding securities not held by affiliated persons, as defined under the Investment Company Act of 1940, as amended.

Item 7.01.	Regulation FD Disclosure.
The disclosure contained in Item 2.02 is incorporated herein by reference.
The information disclosed under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

The following exhibit 99.1 is being furnished herewith to this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated May 4, 2015, among the Company, Branch Banking and Trust Company, ING Capital LLC, Fifth Third Bank, Morgan Stanley Bank, N.A., Bank of North Carolina, EverBank Commercial Finance, Inc. First Tennessee Bank National Association, Newbridge Bank, Yadkin Bank, CommunityOne Bank, NA, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust.

10.2
Second Amended and Restated Equity Pledge Agreement between Triangle Capital Corporation, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company dated May 4, 2015

10.3
Second Amended and Restated General Security Agreement between Triangle Capital Corporation, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company dated May 4, 2015

99.1	Press Release dated May 6, 2015 of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triangle Capital Corporation

Date: May 6, 2015	By:	/s/ Steven C. Lilly
Steven C. Lilly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated May 4, 2015, among the Company, Branch Banking and Trust Company, ING Capital LLC, Fifth Third Bank, Morgan Stanley Bank, N.A., Bank of North Carolina, EverBank Commercial Finance, Inc. First Tennessee Bank National Association, Newbridge Bank, Yadkin Bank, CommunityOne Bank, NA, Park Sterling Bank, Paragon Commercial Bank, Raymond James Bank, N.A. and Stifel Bank & Trust

10.2
Second Amended and Restated Equity Pledge Agreement between Triangle Capital Corporation, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company dated May 4, 2015

10.3
Second Amended and Restated General Security Agreement between Triangle Capital Corporation, ARC Industries Holdings, Inc., Brantley Holdings, Inc., Energy Hardware Holdings, Inc., Minco Holdings, Inc., Peaden Holdings, Inc., Technology Crops Holdings, Inc. and Branch Banking and Trust Company dated May 4, 2015

99.1	Press Release dated May 6, 2015 of the Company